UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2013

WESTERN REFINING, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32721 (Commission File Number)	20-3472415 (IRS Employer Identification Number)

123 West Mills Avenue, Suite 200 El Paso, Texas 79901 (Address of principal executive offices)

(915) 534-1400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On March 25, 2013, Western Refining, Inc., a Delaware corporation (the “Company”), entered into an Indenture (the “Indenture”) among the Company, the Guarantors named therein and U.S. Bank National Association, as trustee, paying agent, registrar and transfer agent (the “Trustee”). The Company issued $350.0 million in aggregate principal amount of 6.25% Senior Notes due 2021 under the Indenture (the “Notes”).

The Notes are guaranteed on a senior unsecured basis by each of the Company’s wholly-owned domestic restricted subsidiaries that guarantee any of the Company’s indebtedness under its (a) Revolving Credit Agreement, or (b) any other Credit Facilities (as each such term is defined in the Indenture), or any capital markets debt, in the case of clause (b), in a principal amount of at least $150.0 million. The Notes and the guarantees are general obligations of the Company and each Guarantor, respectively, and will rank equally and ratably with all of the Company’s existing and future senior indebtedness and senior to the Company’s and the Guarantors’ subordinated indebtedness. The Notes will be effectively subordinated in right of payment to all secured indebtedness (including secured indebtedness under the Revolving Credit Agreement) to the extent of the value of the collateral securing such indebtedness. The Company will pay interest on the Notes semi-annually in cash in arrears on April 1 and October 1 of each year, beginning on October 1, 2013. The Notes will mature on April 1, 2021.

The Indenture contains covenants that limit the Company’s (and most of its subsidiaries’) ability to, among other things: (i) pay dividends or make other distributions in respect of their capital stock or make other restricted payments; (ii) make certain investments; (iii) sell certain assets; (iv) incur additional debt or issue certain preferred shares; (v) create liens on certain assets to secure debt; (vi) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; (vii) restrict dividends or other payments from restricted subsidiaries; and (viii) enter into certain transactions with their affiliates. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, and interest on all the then outstanding Notes to be due and payable immediately.

The Company may issue additional Notes from time to time pursuant to the Indenture.

In connection with the sale of the Notes to certain initial purchasers, the Company entered into a registration rights agreement, dated March 25, 2013 (the “Registration Rights Agreement”), with the initial purchasers. Under the Registration Rights Agreement, the Company agreed to register notes having substantially identical terms as the Notes with the U.S. Securities and Exchange Commission as part of an offer to exchange freely tradable exchange notes for the Notes. The Company will use its commercially reasonable efforts to have the exchange offer registration statement declared effective under the Securities Act within 365 days (or if the 365th day is not a business day, the first business day thereafter) after the Issue Date of the Notes (as defined in the Registration Rights Agreement). Under certain circumstances, the Company will be required to file a shelf registration statement for the resale of the Notes and use its commercially reasonable efforts to have the shelf registration statement declared effective within a specified time period.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Indenture, the form of Notes and the Registration Rights Agreement attached hereto as Exhibits 4.1, 4.2 and 10.1, respectively.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information required by Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 of this Current Report on Form 8-K above and is incorporated herein by reference.

Item 8.01 Other Events.

On March 25, 2013, the Company announced that, in connection with the previously announced cash tender offer and consent solicitation for any and all of the Company’s outstanding 11.250% Senior Secured Notes due 2017 (the “Existing Notes”), pursuant to the Company’s Offer to Purchase and Consent Solicitation Statement (the “Offer to Purchase”) and a related Letter of Transmittal, each dated as of March 11, 2013, as of 5:00 p.m., New York City Time, on March 22, 2013, (the “Early Tender Deadline”), the holders of $148,833,000 of the Existing Notes had tendered their

Existing Notes in the tender offer and consented to the proposed amendments to the indenture governing the Existing Notes.

The tender offer is scheduled to expire at Midnight, New York City Time, on April 5, 2013, unless extended by the Company (the “Expiration Date”). Payment for any additional Existing Notes validly tendered and not validly withdrawn at or prior to the Expiration Date will occur promptly after the Expiration Date.

On March 25, 2013, the Company issued a notice of redemption to holders of its Existing Notes that were not accepted for payment by the Early Tender Deadline and that remain outstanding on April 24, 2013 (the “Redemption Date” and such Existing Notes to be redeemed, the “Outstanding Existing Notes”). The maximum amount of Outstanding Existing Notes that could be subject to redemption, assuming no additional Existing Notes are tendered in the tender offer prior to the Expiration Date, is $176,167,000. The Outstanding Existing Notes will be redeemed at (i) 100.0% of the principal amount of such Outstanding Existing Notes, plus (ii) the Fixed Rate Notes Applicable Premium (as such term is defined in the indenture governing the Existing Notes) as of the Redemption Date plus (iii) accrued and unpaid interest from December 15, 2012 to, but excluding, the Redemption Date.

On March 25, 2013, the Company also issued a press release announcing the early results of the Company’s previously announced tender offer and consent solicitation of the Company’s Existing Notes. This press release is filed as Exhibit 99.1.

Item 9.01        Financial Statements and Other Exhibits.

(d)    Exhibits

Exhibit No.	Description

4.1	Indenture dated March 25, 2013 among Western Refining, Inc., the Guarantors named therein and U.S. Bank National Association, as trustee, paying agent, registrar and transfer agent.
4.2	Form of 6.25% Senior Note (included as Exhibit A in Exhibit 4.1).
10.1
Registration Rights Agreement dated March 25, 2013 among Western Refining, Inc. and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., RBS Securities Inc., Barclays Capital Inc., Credit Agricole Securities (USA) Inc., PNC Capital Markets, RB International Markets (USA) LLC, Regions Securities LLC, SunTrust Robinson Humphrey, Inc. and U.S. Bancorp Investments, Inc. as the Initial Purchasers.

99.1	Press release dated March 25, 2013, titled “Western Refining Announces Results of Tender Offer and Consent Solicitation Relating to its 11.250% Senior Secured Notes Due 2017.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN REFINING, INC.

By:	/s/ Gary R. Dalke
Name: Gary R. Dalke
Title: Chief Financial Officer

Dated: March 25, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated March 25, 2013 among Western Refining, Inc., the Guarantors named therein and U.S. Bank National Association, as trustee, paying agent, registrar and transfer agent.
4.2	Form of 6.25% Senior Note (included as Exhibit A in Exhibit 4.1).
10.1
Registration Rights Agreement dated March 25, 2013 among Western Refining, Inc. and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., RBS Securities Inc., Barclays Capital Inc., Credit Agricole Securities (USA) Inc., PNC Capital Markets, RB International Markets (USA) LLC, Regions Securities LLC, SunTrust Robinson Humphrey, Inc. and U.S. Bancorp Investments, Inc. as the Initial Purchasers.

99.1	Press release dated March 25, 2013, titled “Western Refining Announces Results of Tender Offer and Consent Solicitation Relating to its 11.250% Senior Secured Notes Due 2017.”